Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Asia Premium Television Group, Inc.

Beijing, People’s Republic of China

We hereby consent to the use in this Registration Statement of Asia Premium Television Group, Inc., dated May 25, 2007, for the years ended March 31, 2007, 2006 and 2005, and to all other references of our firm included in this Registration Statement on Form S-1.

/s/ HJ & Associates, LLC

Salt Lake City, Utah

November 9, 2007